UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2021

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31390	06-1195422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North	Plymouth	Minnesota	55441

(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	CBKC	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Term Loan Facility

On January 3, 2021 and January 5, 2021, Christopher & Banks Corporation (the “Company”) received notices that one or more Defaults or Events of Default have occurred and are continuing under the Credit Agreement, dated as of February 27, 2020, as amended (the “Term Loan Facility”), among the Company, as lead borrower, the persons named therein as borrowers, the persons from time to time party thereto as guarantors, and ALCC, LLC as lender (“ALCC”). The notices assert multiple Defaults or Events of Default including, but not limited to, the Loan Parties’ failure to (i) timely pay rent in respect of certain Leases, (ii) make certain payments due under that the Secured Vendor Program Agreement, (iii) avoid defaults under the Credit Facility, the effect of which defaults or other events is to permit the lenders thereunder to cause, with the giving of notice if required, such Indebtedness to become due and (iv) timely pay interest due under the Term Loan Facility on January 4, 2021 (collectively, the “Term Loan Specified Defaults”).

As a result of the Term Loan Specified Defaults, ALCC declared that its Commitments to make further Loans are terminated, and furthermore, ALCC reserved any and all rights available to it, including, without limitation, the right to declare the Obligations under the Term Loan Facility to be immediately due and payable. As of January 2, 2021, a total amount of $5.0 million was outstanding in principal and interest accrued thereon.  Interest will continue to accrue, pursuant to the terms of the Term Loan Facility, until the amount due thereunder has been paid in full or forgiven.

Secured Vendor Program Agreement

On January 3, 2021, the Company received notice asserting that one or more defaults have occurred and are continuing under the Secured Vendor Program Agreement dated as of August 5, 2020, by and between the Company and ALLC, as program agent, including, but not limited to (i) an Event of Default as a result of the occurrence and continuance of an Event of Default under the Term Loan Facility and (ii) another Event of Default as a result of the Company’s failure to make a payment of $193,000 due under the Secured Vendor Program Agreement on December 30, 2020 (collectively, the “Vendor Program Specified Defaults”).

In the event of Vendor Program Specified Defaults, commencing on January 3, 2021, the Default Rate (the applicable rate plus five percentage points) would apply to amounts outstanding under the Secured Vendor Program Agreement until such Events of Default are cured or waived, and furthermore, ALCC reserves any and all rights available to it, including, without limitation, the right to terminate the Agreement or delay or cancel any outstanding purchase order upon written notice to the Company. As of January 2, 2021, a total amount of $2.8 million was outstanding in principal and interest accrued thereon.  In the event of Vendor Program Specified Defaults, interest would continue to accrue, at the Default Rate and pursuant to the terms of the Secured Vendor Program Agreement, until the amount due thereunder has been paid in full or forgiven.

Credit Facility

On January 5, 2021, the Company received notice asserting that Events of Default have occurred under the Second Amended and Restated Credit Agreement, dated as of July 12, 2012, as amended (the “Credit Facility”), by and among the Company, as Lead Borrower; the Borrowers and Guarantors from time to time party thereto; Wells Fargo Bank, National Association, in its capacity as Lender and as L/C Issuer; and the other Credit Parties. The notice asserts Events of Default including, but not limited to (i) failure to make a payment when due under the Secured Vendor Program Agreement, which constitutes an Event of Default under the Credit Facility as a failure to make a payment when due on Material Indebtedness, (ii) various defaults and events of default under the Term Loan Facility, which constitutes an Event of Default under the Credit Facility and (iii) an Event of Default as a result of the Borrowers’ and Guarantors’ failure to promptly notify the Lender of the occurrence of certain of the foregoing Defaults or Events of Default in violation of the Credit Facility (collectively, the Credit Facility Specified Defaults”).

In the event of Credit Facility Specified Defaults, effective January 3, 2021, (i) all Letter of Credit Fees would accrue at the Default Rate (the applicable rate plus two percent per annum), (ii) all Obligations would bear interest at the Default Rate and (iii) the Lender would begin to Cash Collateralize all L/C Obligations with proceeds of collections. Furthermore, the Credit Parties reserve all of their other rights and remedies, including, without limitation, the right to (i) declare the Commitments of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Extensions to be terminated and (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind. As of January 2, 2021, no principal or interest amounts were outstanding under the Credit Facility. On the same date, $9.4 million of letters of credit were outstanding.  In the event of Credit Facility Specified Defaults, interest would continue to accrue at the Default Rate and pursuant to the terms of the Credit Facility until the amount due thereunder has been paid in full or forgiven.

Headquarters Lease

On January 6, 2021, the Company received notice asserting a default under the Lease Agreement dated April 27, 2018 (the “Lease”), by and between the Company and 2400 Xenium, LLC (the “Landlord”), because of a failure to pay monthly rent on its headquarters of $142,000 due and payable on January 1, 2021. Furthermore, the Landlord reserves all of its rights under the Lease, including but not limited to, continuing the Lease and enforcing its original terms, reletting the Premises, or terminating the Lease and receiving payment for outstanding obligations and the present value of unpaid Rent and other charges that would have accrued through the balance of the Term, which runs until April 26, 2033.

Resolution of Claims

The Company, working with its strategic, financial and legal advisors, is currently evaluating the assertions contained in the foregoing notices of default and reservation of rights, and it is negotiating with ALCC, Wells Fargo and the Landlord to resolve the Company’s outstanding obligations.

The foregoing is a summary of certain material terms and conditions of the Term Loan Facility, the Secured Vendor Program Agreement, the Credit Facility and the Lease Agreement, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the applicable documents, which are incorporated herein by reference and listed as Exhibits to this Current Report. All capitalized terms not otherwise defined in this Current Report have the meanings assigned to them in the respective documents.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Secured Vendor Program Agreement, dated August 5, 2020, between Christopher & Banks Company and ALCC, LLC.

10.2,	Second Amended and Restated Credit Agreement, dated as of July 12, 2012, among Christopher & Banks Corporation, as the Lead Borrower For The Borrowers Named Herein, The Guarantors from time to time party hereto, and Wells Fargo Bank, National Association, as Lender,

10.3	First Amendment, dated September 8, 2014, to the Second Amended and Restated Credit Agreement, dated July 12, 2012, by and among Christopher & Banks Corporation, Christopher & Banks, Inc. and Christopher & Banks Company and Wells Fargo Bank, National Association

10.4	Second Amendment, dated August 3, 2018, to the Second Amended and Restated Credit Agreement, dated July 12, 2012, by and among Christopher & Banks Corporation, Christopher & Banks, Inc. and Christopher & Banks Company and Wells Fargo Bank, National Association

10.5	Third Amendment, dated February 27, 2020, to the Second Amended and Restated Credit Agreement, dated July 12, 2012, by and among Christopher & Banks Corporation, Christopher & Banks, Inc, and Christopher & Banks Company and Wells Fargo Bank, National Association

10.6	Fourth Amendment, dated August 5, 2020, to the Second Amended and Restated Credit Agreement, dated July 12, 2012, by and among Christopher & Banks Corporation, Christopher & Banks Company, & Wells Fargo Bank, National Association.

10.7	Credit Agreement, dated February 27, 2020, among Christopher & Banks Corporation, as the Lead Borrower for The Borrowers Named Herein, The Guarantors from time to time party hereto, and ALCC, LLC, as Lender

10.8	First Amendment, dated August 5, 2020, to the Credit Agreement, dated February 27, 2020, by and among Christopher & Banks Corporation, Christopher & Banks, Inc. and Christopher & Banks Company and ALCC, LLC.

10.9	Form of Christopher & Banks Corporation Lease

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: January 7, 2021	By:	/s/ Richard Bundy
Richard Bundy

Senior Vice President, Chief Financial Officer

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